Exhibit 99.1

FOR IMMEDIATE RELEASE

                           Investor Contacts:         Press Contact:
                           Patrick Barry              Samantha Kain
                           CFO, Bluefly, Inc.         Paul Wilmot Communications
                           212- 944-8000 ext. 239     212-206-7447 ext. 25
                           pat@bluefly.com            skain@greatpress.com

                           Budd Zuckerman
                           Genesis Select
                           303-415-0200
                           bzuckerman@genesisselect.com

        BLUEFLY REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2006 REVENUE

NEW YORK - February 28, 2007 - Bluefly, Inc. (NASDAQ SmallCap:BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced strong growth in revenue and continued strong margin levels for the fourth quarter and full year 2006.

Highlights for the fourth quarter included:
     o Revenue increased by approximately 28% to $27.1 million from $21.2 million in fourth quarter 2005;
     o Gross margin decreased by 150 basis points to 40.3% from 41.8% in fourth quarter 2005;
     o    Gross profit increased by nearly 23%;
     o Operating loss increased to $3,665,000 compared to operating income of $131,000 primarily as a result of $2.6 million of stock-based compensation and a year-over-year incremental increase of $1.3 million in spending related to marketing and advertising.
     o Average order size increased by over 17% to $271.98 from $232.23 in the fourth quarter of 2005.
     o Net loss increased to $3.5 million from $55,000. Loss per share decreased to $0.03 per share (based on 129.8 million weighted average shares outstanding after preferred stock dividends) from $0.07 per share (based on 18.0 million weighted average shares outstanding after preferred stock dividends).

Highlights for the full year 2006 included:
     o Revenue increased by approximately 31% to $77.1 million from $58.8 million in 2005;
     o Gross margin increased by 100 basis points to 40.1% from 39.1% in 2005;
     o    Gross profit increased by approximately 34%;
     o Average order size increased by nearly 17% to $257.64 from $220.17 in the fourth quarter of 2005.
     o Operating loss increased to approximately $12.1 million compared to an operating loss of $3.1 million for 2005 primarily as a result of: $4.5 million of stock-based compensation a year-over-year incremental increase of $6.4 million in spending related to marketing and advertising and executive bonuses in the amount of $675,000 paid in connection with the recent financing.
     o Net loss increased to $12.2 million from $3.8 million. Loss per share decreased to $0.23 per share (based on 80.2 million weighted average shares outstanding after preferred stock dividends) from $0.54 per share (based on 16.1 million weighted average shares outstanding after preferred stock dividends).

"We are pleased by the company's record revenue for the year," said Melissa Payner, Bluefly's CEO. "Our strong growth in the face of slow cold-weather product sales throughout the industry is a testament to our continued progress and to the investment we have made in growing our customer file through our increased marketing efforts."

The company will host a conference call webcast to discuss its fourth quarter and full year results today at 5:00 p.m. EDT. Investors can access the webcast at www.investor.bluefly.com.

ABOUT BLUEFLY, INC.

Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking statements," usually containing the words "believe," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the company's ability to execute on, and gain additional revenue from, its marketing initiatives; the company's history of losses and anticipated future losses; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the need to further establish brand name recognition; management of potential growth; and risks associated with our ability to handle increased traffic and/or continued improvements to its Web site.

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                                  BLUEFLY, INC.

CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED

                                     THREE MONTHS ENDED DECEMBER 31,                           YEAR ENDED DECEMBER 31,
                            -------------------------------------------------     -------------------------------------------------
                                2006              2005              2004              2006              2005              2004
                            -------------     -------------     -------------     -------------     -------------     -------------
Net sales                   $  27,071,000     $  21,235,000     $  14,515,000     $  77,062,000     $  58,811,000     $  43,799,000
Cost of sales                  16,158,000        12,351,000         8,664,000        46,153,000        35,816,000        27,393,000
                            -------------     -------------     -------------     -------------     -------------     -------------
  Gross profit                 10,913,000         8,884,000         5,851,000        30,909,000        22,995,000        16,406,000
  Gross margin                       40.3%             41.8%             40.3%             40.1%             39.1%             37.5%
Selling and fulfillment
 expenses                       4,656,000         3,747,000         3,455,000        15,808,000        12,880,000        11,783,000

Marketing expenses              4,940,000         3,423,000           730,000        14,196,000         6,961,000         2,120,000

General and administrative
 expenses                       4,982,000         1,583,000         1,526,000        13,001,000         6,299,000         6,408,000
                            -------------     -------------     -------------     -------------     -------------     -------------
Operating income (loss)        (3,665,000)          131,000           140,000       (12,096,000)       (3,145,000)       (3,905,000)

Interest (expense), net and
 other income                     122,000          (186,000)         (133,000)          (97,000)         (675,000)          114,000

Net income (loss)           $  (3,543,000)    $     (55,000)    $       7,000     $ (12,193,000)    $  (3,820,000)    $  (3,791,000)
                            =============     =============     =============     =============     =============     =============
Deemed dividend related to
 beneficial conversion
 feature on Series F
 Preferred Stock                       --                --                --        (3,857,000)               --                --

Preferred Stock Dividends         (15,000)       (1,287,000)       (1,099,000)       (2,252,000)       (4,958,000)       (4,275,000)
                            =============     =============     =============     =============     =============     =============
Basic and diluted net loss
 per share (which includes
 preferred stock dividends) $       (0.03)    $       (0.07)    $       (0.07)    $       (0.23)    $       (0.54)    $       (0.55)
                            =============     =============     =============     =============     =============     =============
Weighted average shares
outstanding                   129,755,334        18,041,960        14,819,235        80,170,532        16,153,020        14,586,752
                            =============     =============     =============     =============     =============     =============

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SELECTED BALANCE SHEET DATA & KEY METRICS (Unaudited)

                                               DECEMBER 31,    DECEMBER 31,
                                                   2006           2005
                                              -------------   -------------
Cash                                          $  20,188,000   $   9,408,000
Inventories, net                                 24,189,000      16,893,000
Other Current Assets                              4,229,000       3,536,000
Property & Equipment, net                         3,573,000       2,895,000
Current Liabilities                              14,603,000      11,936,000
Notes Payable to Related Party Shareholders
 (including interest payable)                            --       5,217,000
Shareholders' Equity                             37,827,000      15,865,000

                                               THREE MONTHS    THREE MONTHS
                                                  ENDED           ENDED         YEAR ENDED      YEAR ENDED
                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                  2006            2005            2006            2005
                                              -------------   -------------   -------------   -------------
Gross Average Order Size
 (including shipping & handling)              $      271.98   $      232.23   $      257.64   $      220.17
Customers Added During Period                        64,756          53,887         177,213         148,975

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CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                THREE MONTHS          THREE MONTHS
                                                                    ENDED                ENDED
                                                              DECEMBER 31, 2006    DECEMBER 31, 2005
                                                              -----------------    -----------------
Cash flows from operating activities:
 Net income                                                   $      (3,543,000)   $         (55,000)
 Adjustments to reconcile net income
   to net cash (used in) provided by operating activities:
    Depreciation and amortization                                       407,000              328,000
    Reserve for inventory obsolescence                                  110,000               36,000
    Non-cash expense related to warrants issued to supplier               6,000              132,000
    Provisions for returns                                            1,480,000              924,000
    Allowance for doubtful accounts                                     110,000               71,000
    Stock-based compensation                                          2,634,000                7,000
    Changes in operating assets and liabilities:
     (Increase) decrease in:
      Inventories                                                     2,472,000              155,000
      Accounts receivable                                                60,000              155,000
      Other current assets                                             (201,000)             120,000
      Prepaid expenses                                                2,447,000              328,000
     (Decrease) increase in:
      Accounts payable                                               (1,803,000)           1,198,000
      Accrued expenses and other current liabilities                    (67,000)             113,000
      Interest payable to related party                                      --              150,000
      Deferred revenue                                                  336,000             (179,000)
                                                              -----------------    -----------------
      Net cash (used in) provided by operating activities             4,448,000            3,483,000

Cash flows from investing activities:
 Purchase of property and equipment                                  (1,301,000)            (183,000)
                                                              -----------------    -----------------
      Net cash (used in) investing activities                        (1,301,000)            (183,000)
                                                              -----------------    -----------------
Cash flows from financing activities:
 Proceeds from exercise of Employee Stock Options                            --            1,001,000
 Repayment of capital lease obligation                                  (14,000)             (13,000)
                                                              -----------------    -----------------
      Net cash provided by financing activities                         (14,000)             988,000
                                                              -----------------    -----------------
Net increase (decrease) in cash and cash equivalents                  3,133,000            4,288,000

Cash and cash equivalents - beginning of period                      17,055,000            5,120,000
                                                              -----------------    -----------------
      Cash and cash equivalents - end of period               $      20,188,000    $       9,408,000
                                                              =================    =================